As filed with the Securities and Exchange Commission on July 29, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ARTISAN COMPONENTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0278185
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

141 Caspian Court

Sunnyvale, California 94089-1013

(408) 734-5600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1997 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Joy E. Leo

Chief Financial Officer

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

(408) 734-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert P. Latta, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
1997 Employee Stock Purchase Plan, Common Stock, $.001 par value (1) (3)	201,837	$24.35	$4,914,730.95	$622.70

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1997 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 26, 2004.

(3)	Includes preferred stock purchase rights, which prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1997 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on (i) July 30, 1998 (File No. 333-60239), (ii) October 22, 1999 (File No. 333-89515), (iii) December 14, 2001 (File No. 333-75224) and (iv) November 26, 2002 (File No. 333-101465), (collectively, the “Previous Form S-8s”), including periodic reports that the Registrant filed after the Previous Form S-8s to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, filed with the SEC on December 19, 2003;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 filed with the SEC on May 14, 2004;

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1/A (Reg. No. 333-41219) declared effective by the Commission on February 2, 1998, as amended by the Registrant’s Registration Statement on Form 8-A filed with the SEC on December 27, 2001;

(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 27, 2004; and

(e)	The description of the Registrant’s Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A filed December 27, 2001 pursuant to Section 12(g) of the 1934 Act.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index to Exhibits below).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Artisan Components, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 29th day of July, 2004.

ARTISAN COMPONENTS, INC.

By:	/s/ Mark R. Templeton
Mark R. Templeton
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Mark R. Templeton and Joy E. Leo his/her attorneys-in-fact, each with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark R. Templeton (Mark R. Templeton)	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2004

/s/ Joy E. Leo (Joy E. Leo)	Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary	July 29, 2004

/s/ Lucio L. Lanza (Lucio L. Lanza)	Chairman of the Board	July 29, 2004

/s/ Scott T. Becker (Scott T. Becker)	Chief Technology Officer and Director	July 29, 2004

/s/ Leon Malmed (Leon Malmed)	Director	July 29, 2004

/s/ Morio Kurosaki (Morio Kurosaki)	Director	July 29, 2004

/s/ R. Stephen Heinrichs (R. Stephen Heinrichs)	Director	July 29, 2004

/s/ Robert P. Latta (Robert P. Latta)	Director	July 29, 2004

II-2

INDEX TO EXHIBITS

Exhibit Number	Documents

4.1*	1997 Employee Stock Purchase Plan and form of agreement thereunder

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page II-2)

*	Incorporated by reference to the Exhibits filed with the Company’s Registration Statement on Form S-1/A (Registration No. 333-41219) as declared effective by the SEC on February 2, 1998.